Exhibit 3.3

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate:biz	Entity # C2590–2004 Document Number: 20050365923–05

Certificate of Change Pursuant to NRS 78.209	Date Filed:
8/31/2005 2:15:57 PM
In the office of

Dean Heller
Secretary of State

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

BOOMERS’ CULTURAL DEVELOPMENT, INC. (C2590-2004)

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Number of shares authorized: 75,000,000 Par value: $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Number of shares authorized: 75,000,000 Par value: $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Currently there are 4,550,000 common shares issued and outstanding. This will provide for a 10/1 forward split of the common stock of the Issuer for a total of 45,500,000 common shares issued and outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

8. Officer Signature:		President
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.209 2003

Revised on: 10/24/03